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COLUMBIA INSURANCE CORPORATION LTD.
INTERIM REPORT RULE 24      FILE NO. 70-8905                          EXHIBIT 2
INCURRED AND PAID LOSSES FOR THE PERIOD 7/1/01-12/31/01

                                          Lead-in       Paid
 Policy                                     loss       losses     OSLR at      IBNR at        Total        Total        Movement
  Year                Coverage            reserves    in period   12/31/01     12/31/01      reserve     incurred      from 6/30/01
7/1/96-97         General Liability      1,009,387           -           -      902,387       902,387      902,387      (107,000)
7/1/97-98         General Liability      3,148,243           -     795,000    1,116,243     1,911,243    1,911,243    (1,237,000)
7/1/98-99         General Liability      2,903,000           -     210,000    1,182,000     1,392,000    1,392,000    (1,511,000)
7/1/99-00         General Liability      4,000,000     424,839   1,554,611    1,991,550     3,546,161    3,971,000       (29,000)
7/1/00-01         General Liability      4,000,000           -   1,225,000    2,775,000     4,000,000    4,000,000             -
7/1/01-02         General Liability              -           -           -    2,812,000     2,812,000    2,812,000     2,812,000
6/30/96-97        All Risk                       -           -           -            -             -            -             -
6/30/97-98        All Risk                       -     650,000           -            -             -      650,000       650,000
6/30/98-99        All Risk                 593,000           -     593,000            -       593,000      593,000             -
6/30/99-7/1/00    All Risk                 850,000           0           -            -             -            0      (850,000)
7/1/00-01         All Risk               1,850,000     500,000     650,000            -       650,000    1,150,000      (700,000)
7/1/01-02         All Risk                       -           -           -    1,500,000     1,500,000    1,500,000     1,500,000
                                     --------------------------------------------------------------------------------------------
                                        18,353,630   1,574,839   5,027,611   12,279,180    17,306,791   18,881,630       528,000
                                     ============================================================================================


INCEPTION TO DATE

                                                              Paid Losses
7/1/96-97             General Liability                             726,613
7/1/97-98             General Liability                           1,837,757
7/1/98-99             General Liability                                   -
7/1/99-00             General Liability                             453,839
7/1/00-01             General Liability                                   -
7/1/01-02             General Liability                                   -
6/30/96-97            All Risk                                            -
6/30/97-98            All Risk                                    1,423,776
6/30/98-99            All Risk                                    1,303,140
6/30/99-7/1/00        All Risk                                    2,168,952
7/1/00-01             All Risk                                      664,511
7/1/01-02             All Risk                                            -
                                                              --------------
Total                                                             8,578,588
                                                              ==============